                                                                   Exhibit 3(i)

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION

                                       OF

                                SKYGIVERS, INC.

                            a for profit corporation


                                ARTICLE I - NAME


The name of this corporation is:

SKYGIVERS, INC.


           ARTICLE II - PRINCIPAL OFFICE STREET AND MAILING ADDRESSES


     The street address of its principal office, and, if different, the mailing address of the corporation, is as follows:

     47 Mall Drive Unit
     Commack, New York 11725

     Mailing Address:
     Same

                           ARTICLE III - CAPITAL STOCK

3A.  NUMBER AND CLASSES OF SHARES

     3A(1) TOTAL SHARES ISSUABLE; APPLICABLE TERMS. The number of shares of capital stock this corporation is authorized to issue and have outstanding at any one time is SEVEN HUNDRED SEVENTY FIVE MILLION (775,000,000) shares, ALL WITH $.0001 VALUE PER SHARE UNLESS OTHERWISE SPECIFIED. If a par or stated value is specified, stock may not be originally issued by the corporation for a consideration of less than par or stated value. Stock shall be issued only for consideration, as permitted by law, and the dollar value thereof shall be determined by the Board of Directors. For accounting and other purposes, any required allocation of consideration for shares shall be $.001 per share for paid in capital or as otherwise legally determined by the Board of Directors or its delegates. The corporation's stock authorized for issuance pursuant to the provisions of applicable law, consists of the following number of shares and classes, subject to any legally permissible terms set forth in these Articles, as may be amended.

     3A(2) COMMON SHARES. SEVEN HUNDRED FIFTY MILLION (750,000,000) shares of Common Stock, being voting stock, with $.0001 (1/100(cent)) par value per share.

     3A(3) PREFERRED SHARES. TWENTY FIVE MILLION (25,000,000) shares of Preferred Stock, with $.0001 par value per share issuable in one or more classes or series as indicated herein and otherwise as permitted by law.

     3A(4)(A) CERTAIN TERMS OF PREFERRED OR OTHER SHARES. If required by law, each class or series of preferred shares (or any other class or series of shares of stock) shall be designated herein amendment prior to issuance, as Preferred Shares or by any name and/or letter or number, but such name shall be (A) OTHER THAN common shares if entitled to preference in the distribution of dividends or assets, or (B) OTHER THAN preferred shares if not entitled to preference in the distribution of dividends or assets.

     3A(5) RELATIVE RIGHTS. PREFERENCES AND LIMITATIONS Variations in the relative rights. preferences and limitations of various securities may be as stated under "Certain Terms Of Preferred Or Other Shares", Section 3A(4)(A) herein, and "Board Power to Designate Securities And Fix Terms", Section 3C(1) herein, or elsewhere in these Articles.

     3A(6) MULTIPLE VOTING SHARES.

MULTIPLE VOTING SHARES One Million Fifty Thousand (1,050,000) shares of the authorized and unissued Preferred Stock of the Corporation are hereby designated Multiple Voting Shares (the "Multiple Voting Shares") with the following voting powers, designations, preferences, limitations, restrictions and relative rights, as follows:

                           (1)      DIVIDENDS. The holders of the outstanding
shares of Multiple Voting Shares shall not be entitled to any preferential dividends, but shall participate in any dividends payable on the shares of Common Stock, par value $.0001 per share of the Corporation ("Common Shares"), such that dividends payable on each of the Multiple Voting Shares shall be equal to the dividends payable on each of the Common Shares multiplied by one thousand (1,000).

                           (2)      LIQUIDATION PREFERENCE.  In the event of
any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of each of the outstanding shares of Multiple Voting Shares shall be entitled to receive an amount equal to the amount payable on each of the Common Shares multiplied by one thousand (1,000).

                           (3)      VOTING POWER.  Each share of Multiple
Voting Shares shall be entitled to one thousand (1,000) times the number of votes as one share of Common Shares is entitled. Except as otherwise expressly required by law or as provided herein, the holders of Multiple Voting Shares shall not be entitled to vote as a group on any matters. To the extent permitted by law, the holders of shares of Multiple Voting Shares and the holders of shares of Common Shares shall vote together as a single class on all matters including for the election of directors.

                           (4)      CONVERSION OF THE MULTIPLE VOTING SHARES.

                                            (i)      CONVERSION.  The
Multiple Voting Shares will be convertible into the Common Shares of the Corporation in a ratio of one for one thousand (1,000) shares, subject to adjustment as provided for herein. The outstanding Multiple Voting Shares shall be converted, with no action on the part of the holder, upon the earlier of (a) the consummation of a public offering registered with the Securities and Exchange Commission in which the gross proceeds for the Corporation's Common Shares issued in the offering are not less than $5,000,000, or (b) receipt of notice from the Corporation with respect to the conversion of the Multiple Voting Shares.

                                            (ii)     ADJUSTMENTS OF MULTIPLE
VOTING SHARES FOR CERTAIN DILUTIVE ISSUANCES, SPLITS AND COMBINATIONS.

                                                     (A)      In the event
that the Corporation shall declare or pay, without consideration, any dividend on the Common Shares payable in any right to acquire Common Shares for no consideration, then the Corporation shall be deemed to have made a dividend payable in Common Shares in an amount of shares equal to one thousand times the maximum number of shares issuable upon exercise of such rights to acquire Common Shares.

                                                     (B)      If the Common
Shares issuable upon conversion of the Multiple Voting Shares shall be changed into the same or a different number of shares of any other class or classes of shares, whether by capital reorganization, reclassification or otherwise the conversion price of Multiple Voting Shares then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the Multiple Voting Shares shall be convertible into, in lieu of the number of shares of Common Shares which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of Shares equivalent to the number of shares of Common Shares that would have been subject to receipt by the holders upon conversion of the Multiple Voting Shares immediately before that change.

                                                     (C)      Upon the
occurrence of each adjustment or readjustment of the conversion price of Multiple Voting Shares, the Corporation shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of such Multiple Voting Shares a certificate executed by the president and secretary setting forth such adjustment or readjustment. The Corporation shall, upon written request at any time of any holder of Multiple Voting Shares, furnish or cause to be furnished to such holder a certificate setting forth the number or shares of Common Shares which at the time would be received upon the conversion of a share of Multiple Voting Shares.

                                            (iii)    LOST OR STOLEN
CERTIFICATES. Upon receipt by the Corporation of evidence of the loss, theft, destruction or mutilation of any Multiple Voting Shares certificate(s), and (in the case of loss, theft or destruction) of indemnity or security satisfactory to the Corporation, and upon the cancellation of the Multiple Voting Shares certificate(s), if mutilated, the Corporation shall execute and deliver new certificates for Multiple Voting Shares of like tenure and date. However, the Corporation shall not be obligated to reissue such lost or stolen certificates for shares of Multiple Voting Shares if the holder contemporaneously requests the Corporation to convert such Multiple Voting Shares into Common Shares.

                                            (iv)     CASH IN LIEU OF
FRACTIONAL SHARES. The Corporation may, if it so elects, issue fractional shares of Common Shares upon the conversion of Multiple Voting Shares. If the Corporation does not elect to issue fractional shares, the Corporation shall pay to the holder of the Multiple Voting Shares which were converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the market price per share of the Common Shares (as determined in a reasonable manner prescribed by the Board of Directors) at the close of business on the Conversion Date. The determination as to whether any fractional shares are issuable shall be based upon the total number of shares of Multiple Voting Shares being converted at any one time by any holder thereof, not upon each share of Multiple Voting Shares being converted.

                                             (v)     GENERAL. Except as may
be provided herein, for purposes of notice and any other matter, the Corporation shall treat holders of Multiple Voting Shares in all respects in the same manner in which it treats holders of the Common Shares."

3B.  COMMON STOCK SERIES: VOTING AND DISSOLUTION RIGHTS OF COMMON AND OTHER
     STOCK.

     3B(1) COMMON STOCK RIGHTS IN GENERAL. Common Shares shall have all of the proprietary interests in the corporation, nonexclusively including all rights as to voting, dividends, and assets, except as expressly provided to the contrary herein or by operation of law, and subject only to any preferences and rights expressly granted to any other class or series of securities.

     3B(2) VOTING RIGHTS. COMMON STOCK HAS UNLIMITED VOTING RIGHTS, but additional classes or series of voting shares at any nature may be established to the extent permitted by law. References to "vote" or "voting" herein, in the Bylaws, or other governing documents, shall be deemed to include action by written consent to the full extent permitted by law.

     3B(3) RIGHTS TO ASSETS FOLLOWING DISSOLUTION. Unless otherwise specified, holders of Common Shares are entitled to receive prorata share by share the net assets of the corporation following dissolution (and liquidation of assets and payment of creditors), but additional classes or series of shares or other securities of any nature entitled to receive the net assets of the corporation following dissolution (and liquidation of assets and payment of creditors) may be established to the extent permitted by law.

     3B(4) OTHER SERIES OF COMMON STOCK,. In particular, other classes or series of Common Shares may be established by the Board of Directors.

     3B(5) CROSS REFERENCE TO STOCK DESIGNATION REQUIREMENTS OF LAW. See "Certain Terms Of Preferred Or Other Shares", Section 3A(4)(A) herein.

3C.  ADDITIONAL CLASSES OR SERIES; REDESIGNATION OF SECURITIES.

     3C(1) BOARD POWER TO DESIGNATE SECURITIES AND FIX TERMS. The Board of Directors shall have full authority to the extent permitted by law to amend these articles to establish one or more classes or series of any common, preferred, special or other class or series of stock or other securities, to designate same, and to fix and determine the variations in the relative rights, preferences and limitations between classes or series. See "Certain Terms Of Preferred Or Other Shares", Section 3A(4A) herein. Also, the Board of Directors may redesignate the title of any class or series of any outstanding or unissued securities in a distinguishable manner from every other class or series, by amendment hereto. The Board of Directors may or may not require or permit replacement of any securities certificates at any time other than upon transfer, subdivision or consolidation of holdings, at which time replacement shall be required, to show the new designation.

3D.  BYLAWS MAY DEFINE AND CLARIFY THESE PROVISIONS.

     To the extent permitted by Nevada Statutes the Bylaws may define and clarity any provisions contained herein relating to stock shares or other securities.


              ARTICLE IV - REGISTERED OFFICE AND AGENT APPOINTMENT


     The street address of the registered office of this corporation shall be:

     502 N. Division Street
     Carson City, Nevada 89703


     The name of the resident agent of this corporation at the registered office of this corporation shall be:

                          CORPORATE SERVICES OF NEVADA

     The written statement of the simultaneous acceptance of appointment of the resident agent is enclosed with this appointment.


                           ARTICLE V - INCORPORATOR(S)

     The came and address of each incorporator of the corporation is:

         Name                                                          Address
         JAMES R. LEONE                                       452 Osceola Street, Suites 211-213
                                                              Altamonte Springs, Florida 32701


               ARTICLE VI - DURATION; EFFECTIVE COMMENCEMENT DATE


     This corporation shall exist perpetually. This corporation shall commence at the time and on the date of filing of these Articles.


                    ARTICLE VII- CERTAIN STATUTORY EXCEPTIONS


     This corporation hereby elects to be excepted from the following provisions of law or any comparable replacement provisions:

                                      NONE


                            ARTICLE VIII - AMENDMENT


     8A. GENERAL AMENDMENT PROVISION. This corporation reserves the right to amend or repeal any provisions contained in these Articles of Incorporation or the corporation's Bylaws, or in any amendment hereto, and all rights conferred upon the shareholders are subject to this reservation.

     8B. AMENDMENT OF ARTICLES OR BYLAWS FOR SUPERMAJORITY QUORUM OR VOTE
REQUIREMENT: DELAYED REPEAL OF THIS PROVISION. Any provision of these Articles of Incorporation or the corporation's Bylaws requiring more than a majority quorum or vote of directors or shareholders may be adopted and may be amended or repealed, in each ease, only by the percentage vote specified in such provision, so long as this requirement is in effect in this form. This requirement shall remain in effect in this form (A) until amended or repealed by unanimous vote(s), unless it is legally permissible for it to remain in this farm as follow; (B) for six (6) months after the taking of a vote or the giving of all the necessary signatures on a consent, pursuant to which vote or consent thin requirement is to be repealed or amended or replaced in any fashion (for example, by merger with, or by sale of assets to, a commonly controlled entity) effectively lowering or permitting lowering the 'vote so required. This provision may only be repealed or amended by a majority vote of shareholders unless a different vote is required by law, or these Articles of Incorporation.


                      ARTICLES IX - DIRECTORS AND OFFICERS


     9A. NUMBER OF DIRECTORS: BYLAWS AUTOMATICALLY AMENDED TO REFLECT NUMBER OF DIRECTORS. The number of directors of this corporation shall be FOUR (4). The number of directors may be increased or decreased from time to time by the Bylaws but shall never be less than one. Any duly adopted resolution adding or removing a Director, or setting forth the entire Board of Directors, shall be deemed to amend the Bylaws to the extent necessary to reflect any change in their number, except to the extent a larger number in specifically provided.

     9B. PRESENT DIRECTORS. The name and address of each director of this corporation are as follows:

                  NAME                               ADDRESS                             OFFICE
                  STEVEN CANTOR             47 MALL DRIVE                                DIRECTOR
                                            COMMACK, NEW YORK 11725



                  COREY MORRISON            47 MALL DRIVE                                DIRECTOR
                                            COMMACK, NEW YORK 11725


                          ARTICLE X - PURPOSE.BUSINESS


     This corporation is organized for the purpose of transacting any and all lawful business for which corporations may be incorporated under Nevada Statute; provided that it will not engage in any act or activity requiring the consent or approval of any government official, department, board, agency or other body of any local, state or federal government having jurisdiction over such act or activity, without obtaining such consent or approval.


                               ARTICLE XI - BYLAWS


     The power to adopt, alter, amend or repeal Bylaws shall be vested in the Board of Directors and/or the shareholders, except an otherwise provided by law. However, the shareholders; in amending or repealing the Bylaws generally or a particular Bylaw provision, may provide expressly that the Board of Directors may not amend or repeal the Bylaws or that Bylaw provision.